Exhibit 99.1

News Release

PartnerRe Ltd. Reports Third Quarter and Nine Month 2012 Results

•	Third Quarter Operating Earnings per share of $3.90; Net Income per share of $7.53

•	Third Quarter Annualized Operating ROE of 18.4%; Annualized Net Income ROE of 35.5%

•	Nine Month Operating Earnings per share of $8.84; Net Income per share of $15.19

•	Nine Month Annualized Operating ROE of 13.9%; Annualized Net Income ROE of 23.9%

•	Book Value of $99.54 per share, up 8.3% for the quarter and up 17.4% year-to-date.

PEMBROKE, Bermuda, October 31, 2012 — PartnerRe Ltd. (NYSE, Euronext: PRE) today reported net income of $486.7 million, or $7.53 per share for the third quarter of 2012. This net income includes net after-tax realized and unrealized gains on investments of $221.8 million, or $3.55 per share. Net income for the third quarter of 2011 was $180.1 million, or $2.43 per share, including net after-tax realized and unrealized gains on investments of $6.2 million, or $0.09 per share. The Company recorded operating earnings of $244.4 million, or $3.90 per share, for the third quarter of 2012. This compares to operating earnings of $164.5 million, or $2.41 per share, for the third quarter of 2011.

Net income for the first nine months of 2012 was $1,023.0 million, or $15.19 per share. This net income includes net after-tax realized and unrealized gains on investments of $399.4 million, or $6.21 per share. Net loss for the first nine months of 2011 was $502.6 million, or $7.88 per share, including net after-tax realized and unrealized losses on investments of $41.3 million, or $0.61 per share. Operating earnings for the first nine months of 2012 were $568.1 million, or $8.84 per share. This compares to an operating loss of $503.9 million, or $7.43 per share, for the first nine months of 2011.

Operating earnings or loss excludes net after-tax realized and unrealized investment gains and losses, net after-tax foreign exchange gains and losses, and certain net after-tax interest in results of equity investments, and is calculated after the payment of preferred dividends. All references to per share amounts in the text of this press release are on a fully diluted basis.

Commenting on results for the third quarter of 2012, PartnerRe President & Chief Executive Officer Costas Miranthis said, “We had an excellent third quarter, generating an operating return on equity of 18%, driven by strong underwriting results and below average large loss experience. All in for the first nine months of 2012, our solid underwriting performance resulted in a Non-life combined ratio of 85.1% and an operating return on equity of 14%. While net investment income reflects the continued difficult investment environment, we recorded significant gains in our investment portfolio due to tightening credit spreads, improved equity markets and lower risk free rates. As a result we grew our book value per share over 8% in the quarter and 17% year-to-date.”

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

Highlights for the third quarter and first nine months of 2012 compared to the same periods in 2011 include:

Results of operations:

•

For the third quarter, net premiums written of $1.0 billion were down 3%, or up 1% on a constant foreign exchange basis, primarily related to positive prior year estimated premium adjustments in the North America sub-segment and new business in the Global (Non-U.S.) Specialty sub-segment. These increases were partially offset by a decrease in the Catastrophe sub-segment’s net premiums written due to the reductions in certain exposures and differences in the timing of renewals compared to the third quarter of 2011. For the first nine months of 2012, net premiums written were up 1%, or up 4% on a constant foreign exchange basis, due to new business across all sub-segments, except for the Catastrophe sub-segment which declined due to reductions in certain exposures.

•

For the third quarter, net premiums earned of $1.2 billion were down 4%, or up 1% on a constant foreign exchange basis. On a constant foreign exchange basis, net premiums earned increased primarily in the Global (Non-U.S.) Specialty sub-segment and the Life segment due to new business. These increases were partially offset by decreases in the Catastrophe sub-segment as described for net premiums written above. For the first nine months of 2012, net premiums earned were down 4%, or 1% on a constant foreign exchange basis, primarily due to the impact of cancelled and non-renewed business in the Global (Non-U.S.) P&C and Catastrophe sub-segments. These decreases were partially offset by new business primarily in the Global (Non-U.S.) Specialty sub-segment and the Life segment.

•

For the third quarter, the Non-life combined ratio was 80.7% and included 18.2 points (or $189 million) of net favorable loss development on prior accident years. For the first nine months of 2012, the Non-life combined ratio was 85.1% and included 17.2 points (or $468 million) of net favorable loss development on prior accident years. All Non-life sub-segments experienced net favorable development on prior accident years during the third quarter and first nine months of 2012, with the Global (Non-U.S.) Specialty and North America sub-segments contributing the most significantly.

•

For the third quarter and first nine months of 2012, net investment income of $135 million and $436 million, respectively, were down 15% and 7%, respectively, on a constant foreign exchange basis compared to the applicable prior year periods, primarily reflecting lower reinvestment rates.

•

For the third quarter and first nine months of 2012, pre-tax net realized and unrealized investment gains were $257 million and $488 million, respectively, and primarily related to the tightening of credit spreads and increases in the market value of equities.

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

•

For the third quarter, the effective tax rate on operating earnings and non-operating earnings was 11% and 13%, respectively. For the first nine months of 2012, the effective tax rate on operating earnings and non-operating earnings was 13% and 18%, respectively.

Balance sheet and capitalization:

•	Total investments, cash and funds held – directly managed were $18.4 billion at September 30, 2012, up 3% compared to December 31, 2011.

•	Net Non-life loss and loss expense reserves were $10.5 billion at September 30, 2012, down 4% compared to December 31, 2011 primarily due to loss payments associated with the 2011 catastrophe events.

•	Net policy benefits for life and annuity contracts were $1.7 billion at September 30, 2012, up 4% when compared to December 31, 2011.

•

Total capital was $7.9 billion at September 30, 2012, up 8% from $7.3 billion at December 31, 2011. The increase was primarily driven by net income for the first nine months of 2012, partially offset by share repurchases and common and preferred dividend payments.

•

During the third quarter of 2012, the Company repurchased approximately 1.3 million common shares at a total cost of approximately $93 million. During the period October 1, 2012 through October 26, 2012, the Company repurchased approximately 153 thousand common shares at a total cost of approximately $12 million. During the third quarter of 2012, the Company’s Board of Directors approved a share repurchase authorization of up to 6 million common shares. At October 31, 2012, approximately 5.7 million common shares remained under the current repurchase authorization.

•	Total shareholders’ equity was $7.1 billion at September 30, 2012, up 9% compared to $6.5 billion at December 31, 2011. The increase was driven by the factors described for total capital.

•

Book value per common share was $99.54 on a fully diluted basis at September 30, 2012, up 17% compared to $84.82 per diluted share at December 31, 2011. The increase was driven by the factors described for total capital and the accretive impact of share repurchases.

Segment and sub-segment highlights for the third quarter and first nine months of 2012 compared to the same periods in 2011 include:

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

Non-life:

•

For the third quarter, the North America and Global (Non-U.S.) Specialty sub-segments reported an increase in net premiums written compared to the third quarter of 2011 on a constant foreign exchange basis. These increases were partially offset by decreases in net premiums written compared to the third quarter of 2011 in the Catastrophe and Global (Non-U.S.) P&C sub-segments, on a constant foreign exchange basis. For the first nine months of 2012, all Non-life sub-segments, except for the Catastrophe sub-segment, reported an increase in net premiums written compared to the same period in 2011.

•

For the third quarter, the North America sub-segment’s net premiums written were up 8%, or 9% on a constant foreign exchange basis, primarily due to a higher level of positive prior year premium estimate adjustments in the casualty line and new business in the property line, which were partially offset by a lower level of agricultural premiums. This sub-segment reported a technical ratio of 99.7%, which included a charge of 25.4 points (or $85 million) related to the U.S. drought which was partially offset by 19.9 points (or $67 million) of net favorable prior year loss development. For the first nine months of 2012, the North America sub-segment’s net premiums written were up 6%, or 7% on a constant foreign exchange basis, primarily due to the same factors describing the third quarter. This sub-segment reported a technical ratio of 91.1%, which included a charge of 9.8 points (or $85 million) related to the U.S. drought which was partially offset by 19.4 points (or $167 million) of net favorable prior year loss development.

•

For the third quarter, the Global (Non-U.S.) P&C sub-segment’s net premiums written were down 15%, or 6% on a constant foreign exchange basis, due to the impact of cancellations and reduced treaty participations in prior periods in the property line of business. This sub-segment reported a technical ratio of 88.8%, which included 16.7 points (or $28 million) of net favorable prior year loss development. For the first nine months of 2012, the Global (Non-U.S.) P&C sub-segment’s net premiums written were up 3%, or 7% on a constant foreign exchange basis, primarily due to new business written in the motor line of business, which was partially offset by cancellations and reduced treaty participation in the property line of business. This sub-segment reported a technical ratio of 90.2%, which included 15.0 points (or $74 million) of net favorable prior year loss development.

•

For the third quarter, the Global (Non-U.S.) Specialty sub-segment’s net premiums written were down 1%, or up 4% on a constant foreign exchange basis primarily due to new business in the marine line of business which was partially offset by non-renewals and increased retentions in the energy and aviation/space lines of business. This sub-segment reported a technical ratio of 66.1%, which included 25.0 points (or $91 million) of net favorable prior year loss development. For the first nine months of

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

2012, the Global (Non-U.S.) Specialty sub-segment’s net premiums written were up 9%, or 12% on a constant foreign exchange basis, primarily due to new business in the marine, specialty property, and agriculture lines of business. This sub-segment reported a technical ratio of 78.4%, which included 19.8 points (or $205 million) of net favorable prior year loss development.

•

For the third quarter, the Catastrophe sub-segment’s net premiums written were down 23% primarily due to reductions in certain exposures and differences in the timing of renewals compared to the third quarter of 2011, which was partially offset by new business written in non-peak catastrophe zones. This sub-segment reported a technical ratio of 32.1%, which included 1.7 points (or $3 million) of net favorable prior year loss development. For the first nine months of 2012, the Catastrophe sub-segment’s net premiums written were down 21%, primarily due to the non-renewal of certain business at January 1 and April 1 and a reduction in reinstatement premiums, which were partially offset by new business. This sub-segment reported a technical ratio of 26.5%, which included 6.5 points (or $22 million) of net favorable prior year loss development.

Life:

•

For the third quarter, the Life segment’s net premiums written were down 4%, or up 5% on a constant foreign exchange basis primarily due to new longevity business written in the fourth quarter of 2011. This increase in net premiums written, on a constant foreign exchange basis, was partially offset by decreases in mortality business. For the first nine months of 2012, the Life segment’s net premiums written were up 1%, or 6% on a constant foreign exchange basis, primarily due to the same factors describing the third quarter.

•

The Life allocated underwriting result, which includes allocated investment income and operating expenses, increased to $15 million in the third quarter of 2012 compared to $9 million in the same period of 2011. The increase was primarily due to favorable development, which was partially offset by a decrease in allocated investment income. The Life allocated underwriting result increased to $42 million for the first nine months of 2012, compared to $32 million in the same period of 2011. The increase was primarily due to favorable development, which was partially offset by an increased level of claims activity related to certain mortality business.

Corporate and Other:

•

For the third quarter, investment and capital markets activities contributed income of $381 million to pre-tax net income, excluding investment income allocated to the Life segment. Of this amount, income of $119 million was included in pre-tax operating

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

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earnings and an additional $262 million in net realized and unrealized gains on investments and earnings from equity investee companies was included in pre-tax non-operating income. For the first nine months of 2012, investment and capital markets activities contributed income of $879 million to pre-tax net income, excluding investment income allocated to the Life segment. Of this amount, income of $382 million was included in pre-tax operating earnings and an additional $497 million in net realized and unrealized gains on investments and earnings from equity investee companies was included in pre-tax non-operating income.

Separately, as announced by the Company today, the Board of Directors declared a quarterly dividend of $0.62 per common share. The dividend will be payable on November 30, 2012, to common shareholders of record on November 19, 2012, with the stock trading ex-dividend commencing November 15, 2012.

The Company has posted its third quarter 2012 financial supplement on its website www.partnerre.com in the Investor Relations section on the Financial Reports page under Supplementary Financial Data, which includes a reconciliation of GAAP and non-GAAP measures.

The Company will hold a dial-in conference call and question and answer session with investors at 10 a.m. Eastern tomorrow, November 1. Investors and analysts are encouraged to call in 15 minutes prior to the commencement of the call. The conference call can be accessed by dialing 800-344-6698 or, from outside the United States, by dialing 785-830-7979. The media are invited to listen to the call live over the Internet on the Investor Relations section of PartnerRe’s web site, www.partnerre.com. To listen to the webcast, please log on to the broadcast at least five minutes prior to the start.

Net income/loss per share is defined as net income/loss available to common shareholders divided by the weighted average number of fully diluted shares outstanding for the period. Net income/loss available to common shareholders is defined as net income/loss less preferred dividends. Operating earnings/loss is defined as net income/loss available to common shareholders excluding after-tax net realized and unrealized gains/losses on investments, after-tax net foreign exchange gains/losses and certain after-tax interest in earnings/losses of equity investments. Operating earnings/loss per share is defined as operating earnings/loss divided by the weighted average number of fully diluted shares outstanding for the period.

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

The Company uses operating earnings, diluted operating earnings per share and annualized operating return on beginning diluted book value per common and common share equivalents outstanding to measure performance, as these measures focus on the underlying fundamentals of our operations without the impact of after-tax net realized and unrealized gains/losses on investments, after-tax net foreign exchange gains/losses, and the after-tax interest in earnings/losses of equity investments, where the investee’s operations are not insurance or reinsurance related and where the Company does not control the investee companies’ activities. The Company uses technical ratio and technical result as measures of underwriting performance. The technical ratio is defined as the sum of the loss and acquisition ratios. These metrics exclude other operating expenses. The Company also uses combined ratio to measure results for the Non-life segment. The combined ratio is the sum of the technical and other operating expense ratios. The Company uses allocated underwriting result as a measure of underwriting performance for its Life operations. This metric is defined as net premiums earned, other income or loss and allocated net investment income less life policy benefits, acquisition costs and other operating expenses. The Company uses total capital, which is defined as total shareholders’ equity, long-term debt, senior notes and CENts, to manage the capital structure of the Company.

PartnerRe Ltd. is a leading global reinsurer, providing multi-line reinsurance to insurance companies. The Company, through its wholly owned subsidiaries, also offers capital markets products that include weather and credit protection to financial, industrial and service companies. Risks reinsured include property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering, energy, marine, specialty property, specialty casualty, multiline and other lines, mortality, longevity and health, and alternative risk products. For the year ended December 31, 2011, total revenues were $5.4 billion. At September 30, 2012, total assets were $23.6 billion, total capital was $7.9 billion and total shareholders’ equity was $7.1 billion.

PartnerRe on the Internet: www.partnerre.com

Forward-looking statements contained in this press release are based on the Company’s assumptions and expectations concerning future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. PartnerRe’s forward-looking statements could be affected by numerous foreseeable and unforeseeable events and developments such as exposure to catastrophe, or other large property and casualty losses, credit, interest, currency and other risks associated with the Company’s investment portfolio, adequacy of reserves, levels and pricing of new and renewal business achieved, changes in accounting policies, risks associated

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

with implementing business strategies, and other factors identified in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information contained herein, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. The Company disclaims any obligation to publicly update or revise any forward-looking information or statements.

Contacts:	PartnerRe Ltd. (441) 292-0888 Investor Contact: Robin Sidders Media Contact: Celia Powell	Sard Verbinnen & Co. (212) 687-8080 Drew Brown/Daniel Goldstein

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

PartnerRe Ltd.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(Expressed in thousands of U.S. dollars, except share and per share data)

(Unaudited)

	For the three months ended September 30, 2012	For the three months ended September 30, 2011	For the nine months ended September 30, 2012	For the nine months ended September 30, 2011

Revenues
Gross premiums written	$1,056,076	$1,095,326	$3,786,802	$3,735,091

Net premiums written	$1,043,240	$1,079,557	$3,652,571	$3,606,444
Decrease (increase) unearned premiums	193,851	214,762	(334,772)	(140,091)

Net premiums earned	1,237,091	1,294,319	3,317,799	3,466,353
Net investment income	135,266	163,647	435,669	473,608
Net realized and unrealized investment gains (losses)	257,429	26,139	488,296	(7,860)
Other income	2,744	1,434	8,143	4,843

Total revenues	1,632,530	1,485,539	4,249,907	3,936,944

Expenses
Losses and loss expenses and life policy benefits	721,137	881,626	2,003,759	3,303,366
Acquisition costs	247,058	262,489	691,388	699,589
Other operating expenses	94,697	103,822	299,055	321,813
Interest expense	12,224	12,216	36,668	36,730
Amortization of intangible assets	8,893	9,520	26,679	27,512
Net foreign exchange losses (gains)	2,015	(10,587)	(3,165)	(20,020)

Total expenses	1,086,024	1,259,086	3,054,384	4,368,990

Income (loss) before taxes and interest in earnings (losses) of equity investments	546,506	226,453	1,195,523	(432,046)
Income tax expense	64,149	41,803	181,458	65,632
Interest in earnings (losses) of equity investments	4,349	(4,527)	8,929	(4,970)

Net income (loss)	$486,706	$180,123	$1,022,994	$(502,648)

Preferred dividends	$15,405	$14,352	$46,216	$31,614

Operating earnings (loss) available to common shareholders	$244,406	$164,498	$568,119	$(503,921)

Comprehensive income (loss), net of tax	$518,871	$126,271	$1,053,153	$(514,571)

Per share data:
Earnings (loss) per common share:
Basic operating earnings (loss)	$3.95	$2.43	$8.92	$(7.43)
Net realized and unrealized investment gains (losses), net of tax	3.59	0.09	6.27	(0.61)
Net foreign exchange gains, net of tax	0.02	—	0.02	0.24
Interest in earnings (losses) of equity investments, net of tax	0.06	(0.07)	0.13	(0.08)

Basic net income (loss)	$7.62	$2.45	$15.34	$(7.88)

Weighted average number of common shares outstanding	61,837,328	67,743,296	63,679,114	67,788,427

Diluted operating earnings (loss)	$3.90	$2.41	$8.84	$(7.43)
Net realized and unrealized investment gains (losses), net of tax	3.55	0.09	6.21	(0.61)
Net foreign exchange gains, net of tax	0.02	—	0.01	0.24
Interest in earnings (losses) of equity investments, net of tax	0.06	(0.07)	0.13	(0.08)

Diluted net income (loss)	$7.53	$2.43	$15.19	$(7.88)

Weighted average number of common shares and common share equivalents outstanding	62,606,761	68,181,982	64,284,125	67,788,427
Dividends declared per common share	$0.62	$0.60	$1.86	$1.75

PartnerRe Ltd.

Consolidated Balance Sheets

(Expressed in thousands of U.S. dollars, except per share and parenthetical share and per share data)

(Unaudited)

	September 30, 2012	December 31, 2011
Assets
Investments:
Fixed maturities, trading securities, at fair value	$14,338,499	$13,941,829
Short-term investments, trading securities, at fair value	161,137	42,571
Equities, trading securities, at fair value	1,071,528	944,691
Other invested assets	341,555	358,154

Total investments	15,912,719	15,287,245
Funds held – directly managed	1,188,186	1,268,010
Cash and cash equivalents, at fair value, which approximates amortized cost	1,336,362	1,342,257
Accrued investment income	175,066	189,074
Reinsurance balances receivable	2,329,907	2,059,976
Reinsurance recoverable on paid and unpaid losses	369,960	397,788
Funds held by reinsured companies	805,178	796,290
Deferred acquisition costs	602,660	547,202
Deposit assets	256,587	241,513
Net tax assets	34,547	66,574
Goodwill	455,533	455,533
Intangible assets	107,188	133,867
Other assets	66,237	70,044

Total assets	$23,640,130	$22,855,373

Liabilities
Unpaid losses and loss expenses	$10,761,302	$11,273,091
Policy benefits for life and annuity contracts	1,703,147	1,645,662
Unearned premiums	1,810,881	1,448,841
Other reinsurance balances payable	504,820	443,873
Deposit liabilities	255,986	249,382
Net tax liabilities	356,851	297,153
Accounts payable, accrued expenses and other	347,152	208,840
Debt related to senior notes	750,000	750,000
Debt related to capital efficient notes	70,989	70,989

Total liabilities	16,561,128	16,387,831

Shareholders’ Equity
Common shares (par value $1.00; issued: 2012, 85,204,067 shares; 2011, 84,766,693 shares)	85,204	84,767
Preferred shares (par value $1.00; issued and outstanding: 2012 and 2011, 35,750,000 shares; aggregate liquidation value: 2012 and 2011, $893,750)	35,750	35,750
Additional paid-in capital	3,840,641	3,803,796
Accumulated other comprehensive income (loss):
Currency translation adjustment	35,309	4,267
Other accumulated comprehensive loss	(17,794)	(16,911)
Retained earnings	4,893,729	4,035,103
Common shares held in treasury, at cost (2012, 23,837,410 shares; 2011, 19,444,365 shares)	(1,793,837)	(1,479,230)

Total shareholders’ equity	7,079,002	6,467,542

Total liabilities and shareholders’ equity	$23,640,130	$22,855,373

Shareholders’ Equity Per Common Share (excluding preferred shares: 2012 and 2011, $893,750)	$100.79	$85.33

Diluted Book Value Per Common Share and Common Share Equivalents Outstanding (assuming exercise of all share-based awards)	$99.54	$84.82

Number of Common Share and Common Share Equivalents Outstanding	62,136,090	65,715,708

PartnerRe Ltd.

Segment Information

(Expressed in millions of U.S. dollars)

(Unaudited)

For the three months ended September 30, 2012

	North America	Global (Non-U.S.) P&C	Global (Non-U.S.) Specialty	Catastrophe	Total Non-life segment	Life segment	Corporate and Other	Total

Gross premiums written	$311	$123	$360	$75	$869	$187	$—	$1,056

Net premiums written	$311	$122	$354	$69	$856	$187	$—	$1,043
Decrease in unearned premiums	24	50	9	99	182	8	4	194

Net premiums earned	$335	$172	$363	$168	$1,038	$195	$4	$1,237
Losses and loss expenses and life policy benefits	(251)	(110)	(161)	(39)	(561)	(157)	(3)	(721)
Acquisition costs	(83)	(42)	(79)	(15)	(219)	(27)	(1)	(247)

Technical result	$1	$20	$123	$114	$258	$11	$—	$269

Other income					1	1	1	3
Other operating expenses					(58)	(12)	(25)	(95)

Underwriting result					$201	$—	n/a	$177
Net investment income						15	120	135

Allocated underwriting result (1)						$15	n/a	n/a

Net realized and unrealized investment gains							257	257
Interest expense							(12)	(12)
Amortization of intangible assets							(9)	(9)
Net foreign exchange losses							(2)	(2)
Income tax expense							(64)	(64)
Interest in earnings of equity investments							5	5

Net income							n/a	$487

Loss ratio (2)	74.9%	63.9%	44.4%	23.3%	54.1%

Acquisition ratio (3)	24.8	24.9	21.7	8.8	21.1

Technical ratio (4)	99.7%	88.8%	66.1%	32.1%	75.2%
Other operating expense ratio (5)					5.5

Combined ratio (6)					80.7%

For the three months ended September 30, 2011

	North America	Global (Non-U.S.) P&C	Global (Non-U.S.) Specialty	Catastrophe	Total Non-life segment	Life segment	Corporate and Other	Total

Gross premiums written	$288	$144	$368	$95	$895	$194	$6	$1,095

Net premiums written	$287	$144	$360	$89	$880	$194	$6	$1,080
Decrease in unearned premiums	42	49	2	110	203	9	2	214

Net premiums earned	$329	$193	$362	$199	$1,083	$203	$8	$1,294
Losses and loss expenses and life policy benefits	(192)	(102)	(247)	(169)	(710)	(168)	(4)	(882)
Acquisition costs	(80)	(52)	(82)	(15)	(229)	(33)	—	(262)

Technical result	$57	$39	$33	$15	$144	$2	$4	$150
Other income					1	—	—	1
Other operating expenses					(69)	(12)	(23)	(104)

Underwriting result					$76	$(10)	n/a	$47
Net investment income						19	145	164

Allocated underwriting result (1)						$9	n/a	n/a

Net realized and unrealized investment gains							26	26
Interest expense							(12)	(12)
Amortization of intangible assets							(9)	(9)
Net foreign exchange gains							11	11
Income tax expense							(42)	(42)
Interest in losses of equity investments							(5)	(5)

Net income							n/a	$180

Loss ratio (2)	58.4%	52.9%	68.3%	85.0%	65.6%

Acquisition ratio (3)	24.3	26.9	22.7	7.4	21.1

Technical ratio (4)	82.7%	79.8%	91.0%	92.4%	86.7%

Other operating expense ratio (5)					6.4

Combined ratio (6)					93.1%

(1)	Allocated underwriting result is defined as net premiums earned, other income or loss and allocated net investment income less life policy benefits, acquisition costs and other operating expenses.
(2)	Loss ratio is obtained by dividing losses and loss expenses by net premiums earned.
(3)	Acquisition ratio is obtained by dividing acquisition costs by net premiums earned.
(4)	Technical ratio is defined as the sum of the loss ratio and the acquisition ratio.
(5)	Other operating expense ratio is obtained by dividing other operating expenses by net premiums earned.
(6)	Combined ratio is defined as the sum of the technical ratio and the other operating expense ratio.

PartnerRe Ltd.

Segment Information

(Expressed in millions of U.S. dollars)

(Unaudited)

For the nine months ended September 30, 2012

	North America	Global (Non-U.S.) P&C	Global (Non-U.S.) Specialty	Catastrophe	Total Non-life segment	Life segment	Corporate and Other	Total

Gross premiums written	$924	$600	$1,178	$475	$3,177	$604	$6	$3,787

Net premiums written	$922	$596	$1,098	$429	$3,045	$601	$6	$3,652
Increase in unearned premiums	(59)	(100)	(64)	(98)	(321)	(12)	(1)	(334)

Net premiums earned	$863	$496	$1,034	$331	$2,724	$589	$5	$3,318
Losses and loss expenses and life policy benefits	(568)	(327)	(569)	(58)	(1,522)	(479)	(3)	(2,004)
Acquisition costs	(218)	(120)	(241)	(30)	(609)	(82)	—	(691)

Technical result	$77	$49	$224	$243	$593	$28	$2	$623

Other income					2	3	3	8
Other operating expenses					(187)	(38)	(74)	(299)

Underwriting result					$408	$(7)	n/a	$332
Net investment income						49	387	436

Allocated underwriting result (1)						$42	n/a	n/a

Net realized and unrealized investment gains							488	488
Interest expense							(37)	(37)
Amortization of intangible assets							(27)	(27)
Net foreign exchange gains							3	3
Income tax expense							(181)	(181)
Interest in earnings of equity investments							9	9

Net income							n/a	$1,023

Loss ratio (2)	65.9%	65.9%	55.1%	17.4%	55.9%

Acquisition ratio (3)	25.2	24.3	23.3	9.1	22.3

Technical ratio (4)	91.1%	90.2%	78.4%	26.5%	78.2%
Other operating expense ratio (5)					6.9

Combined ratio (6)					85.1%

For the nine months ended September 30, 2011

	North America	Global (Non-U.S.) P&C	Global (Non-U.S.) Specialty	Catastrophe	Total Non-life segment	Life segment	Corporate and Other	Total
Gross premiums written	$868	$585	$1,092	$581	$3,126	$597	$12	$3,735

Net premiums written	$868	$581	$1,007	$542	$2,998	$596	$12	$3,606
(Increase) decrease in unearned premiums	(18)	(14)	14	(110)	(128)	(8)	(4)	(140)

Net premiums earned	$850	$567	$1,021	$432	$2,870	$588	$8	$3,466
Losses and loss expenses and life policy benefits	(556)	(379)	(675)	(1,209)	(2,819)	(479)	(5)	(3,303)
Acquisition costs	(210)	(145)	(240)	(16)	(611)	(89)	—	(700)

Technical result	$84	$43	$106	$(793)	$(560)	$20	$3	$(537)
Other income					4	—	1	5
Other operating expenses					(206)	(38)	(78)	(322)

Underwriting result					$(762)	$(18)	n/a	$(854)
Net investment income						50	424	474

Allocated underwriting result (1)						$32	n/a	n/a

Net realized and unrealized investment losses							(8)	(8)
Interest expense							(37)	(37)
Amortization of intangible assets							(27)	(27)
Net foreign exchange gains							20	20
Income tax expense							(66)	(66)
Interest in losses of equity investments							(5)	(5)

Net loss							n/a	$(503)

Loss ratio (2)	65.5%	66.8%	66.1%	279.9%	98.2%

Acquisition ratio (3)	24.6	25.7	23.5	3.5	21.3

Technical ratio (4)	90.1%	92.5%	89.6%	283.4%	119.5%

Other operating expense ratio (5)					7.2

Combined ratio (6)					126.7%